Exhibit 10.43

TERMINATION OF EMPLOYMENT AGREEMENT

Green River Resources, Inc. ("GRI") and Robin Gereluk hereby agree that the Amended and Restated Employment Agreement, dated March 31, 2011, is terminated and of no further force and effect as of May 31, 2014.

In Witness Whereof, the undersigned have executed this Termination of Employment Agreement effective as of June 1,2014.

Green River Resources, Inc.

By: /s/ William C. Gibbs

William C. Gibbs, Chairman/CEO

/s/ Robin Gereluk

Robin Gereluk